Exhibit 99.1

Janus Henderson Completes Take-Private Transaction with Trian, General Catalyst, and QIA

•	Delivering even better for clients as an innovative private company with long-term focus on investment solutions, client service, technology, and talent
•	Global investor group includes QIA, Lunate, and Sun Hung Kai & Co. Limited, among others

LONDON, NEW YORK, and SAN FRANCISCO, June 30, 2026 — Janus Henderson Group Ltd. (“Janus Henderson”, “JHG” or the “Company”), Trian Fund Management, L.P. and its affiliated funds (“Trian”), General Catalyst Group Management, LLC and its affiliated funds (“General Catalyst”), and Qatar Investment Authority (“QIA”) announced today they have completed their previously announced take-private transaction.

With the completion of the take-private transaction, pursuant to the definitive agreement for the transaction dated December 21, 2025, as amended, Janus Henderson shares not already owned or controlled by Trian have been converted into a right to receive $52.00 per share in cash. Janus Henderson’s ordinary shares have been delisted from the New York Stock Exchange.

As an innovative private enterprise, working closely with Trian and General Catalyst, Janus Henderson will be well positioned to enhance clients’ experiences and further its strategy by making long-term investments in the Company’s investment solutions, client service capabilities, AI technology, and talent for the benefit of its clients and other stakeholders.

As previously announced, Janus Henderson will continue to be led by the current management team with Ali Dibadj as Chief Executive Officer and will maintain its main presence in both London, England, and Denver, Colorado.

Ali Dibadj, Chief Executive Officer of Janus Henderson, said, “Today’s closing marks the beginning of an exciting new chapter in Janus Henderson’s 92-year history. We are thrilled to be partnering with Trian, General Catalyst, and our strategic investors to build on the firm’s remarkable legacy. We see transformative opportunities to continue to raise the bar in how we deliver differentiated insights, disciplined investment strategies, and world-class service to our clients. We are especially grateful for the tremendous support we received throughout the transaction process from our clients, partners, shareholders, and colleagues, and we look forward to investing in a brighter future together with them.”

Nelson Peltz, Chief Executive Officer and Founding Partner of Trian, commented, “Since our initial investment in 2020, we have seen Janus Henderson make impressive strides in delivering for its clients under the leadership of Ali and his talented team. We now have a unique pathway to advance this progress through investments that will further enhance the client experience with the benefit of Trian and General Catalyst’s expertise in growth acceleration and AI transformation. We are excited to work closely with the Janus Henderson and General Catalyst teams, as well as our strategic investor group, to achieve our shared vision for Janus Henderson’s iconic business.”

Hemant Taneja, Chief Executive Officer of General Catalyst, added, “We are proud to collaborate with the exceptional team at Janus Henderson to build on the track record and trust it has established with its clients, and help accelerate its ambition to become the most technologically sophisticated asset manager in the world. We look forward to a successful partnership with Janus Henderson and Trian to further progress the Company’s growth strategy, create meaningful benefits for the business and its valued clients, and unlock a new standard for what a modern asset manager can be.”

Mohammed Saif Al-Sowaidi, CEO of QIA, said, "Janus Henderson has a distinguished heritage as a global leader in asset management. As a long-term financial investor, QIA is delighted to play a leading role – together with management and our investment partners – in driving the firm’s next phase of growth.”

Seng Huang Lee, Group Executive Chairman, Sun Hung Kai & Co., stated, “We are excited to support Janus Henderson at this pivotal inflection point alongside Trian, General Catalyst, and a premier group of global partners. For SHK, this transaction anchors our newly formed strategic partnership with Janus Henderson, enabling close collaboration on co-development, distribution, and capital solutions across public and private markets. Backed by Trian’s growth acceleration expertise, General Catalyst’s AI transformation capabilities, and Ali’s exceptional leadership, we are confident in Janus Henderson’s next phase of success at the forefront of global asset management.”

The transaction was funded in part by investment vehicles managed by Trian and General Catalyst (the “Investor Group”), supported by financing commitments from global investors including MassMutual, and as mentioned above, QIA, Sun Hung Kai & Co. Limited, Lunate Capital Limited, and others, along with the roll-over of shares of Janus Henderson held by Trian and related parties. Fully committed debt financing was provided by JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc., Bank of America, N.A., Jefferies Finance LLC, MUFG Bank, Ltd., Sumitomo Mitsui Banking Corporation, UBS Securities LLC, and Morgan Stanley Senior Funding, Inc.

Advisors

Wachtell, Lipton, Rosen & Katz served as legal advisor to the Special Committee, while Goldman Sachs & Co. LLC acted as financial advisor. Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor to Janus Henderson. Jefferies Financial Group Inc. and Citi acted as financial advisors to the Investor Group. Debevoise & Plimpton LLP and Kirkland & Ellis LLP acted as legal advisors to the Investor Group.

Forward Looking Statements

Certain statements in this press release not based on historical facts are “forward-looking statements” within the meaning of the federal securities laws. Such forward-looking statements involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects or future events, including with respect to the timing and anticipated benefits of pending and recently completed transactions and strategic partnerships, and expectations regarding opportunities that align with our strategy. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.

Various risks, uncertainties, assumptions and factors that could cause our future results to differ materially from those expressed by the forward-looking statements included in this press release include, but are not limited to, the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement with respect to the Trian and General Catalyst transaction (the “Transaction”), that shareholder litigation in connection with the Transaction may result in significant costs of defense, indemnification and liability, unanticipated difficulties or expenditures relating to the Transaction, including the impact of the Transaction on Janus Henderson’s business, that the Transaction generally may involve unexpected costs, liabilities or delays, that the business of Janus Henderson may suffer as a result of uncertainty surrounding the Transaction, that Janus Henderson may be adversely affected by other economic, business, and/or competitive factors, including the net asset value of assets in certain of Janus Henderson’s funds, and/or potential difficulties in employee retention as a result of the Transaction, changes in interest rates and inflation, changes in trade policies (including the imposition of new or increased tariffs), volatility or disruption in financial markets, our investment performance as compared to third-party benchmarks or competitive products, redemptions, and other risks, uncertainties, assumptions, and factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2025, and in other filings or furnishings made by Janus Henderson with the SEC from time to time.

About Janus Henderson

Janus Henderson Group is a leading global asset manager dedicated to helping clients define and achieve superior financial outcomes through differentiated insights, disciplined investments, and world-class service. As of March 31, 2026, Janus Henderson had approximately half a trillion dollars in assets under management and offices in 26 cities worldwide. Headquartered in London, the firm helps millions of people globally invest in a brighter future together.

About Trian

Trian is a leading investment company with decades of experience bringing an entrepreneurial spirit, deep operational expertise, and an ownership mentality across its public and private investments. Trian's team is a collection of founders, operators, and investors who have served on boards and transformed some of the world's leading and most iconic companies. Trian's approach is to invest in high-quality businesses with untapped potential and work closely with leadership teams to drive sustainable long-term shareholder value.

About General Catalyst

General Catalyst is a global investment and transformation company with venture at its core. We meet the most ambitious founders where they are from seed to growth stage and beyond to drive resilience and applied AI. With offices in San Francisco, New York City, Boston, Berlin, Bangalore, London, and Washington, D.C., we support entrepreneurs with a long-term view who challenge the status quo and give them access to insanely powerful advantages. General Catalyst has supported the growth of 800+ businesses, including Airbnb, Anduril, Anthropic, Applied Intuition, Commure, Glean, Guild, Gusto, Helsing, Hubspot, Kayak, Livongo, Mistral, Ramp, Samsara, Snap, Stripe, Sword, and Zepto.

For Janus Henderson

Investor enquiries:

Jim Kurtz

Head of Investor Relations

+1 303 336 4529

jim.kurtz@janushenderson.com

Media enquiries:

Candice Sun

Global Head of Corporate Communications

+1 303 336 5452

candice.sun@janushenderson.com

For Trian

Anne A. Tarbell

Head of Communications

+1 917 693 3352

atarbell@trianpartners.com

For General Catalyst

Molly Blaauw Gillis

Partner & Chief of Staff

+1 339 241 5494

mgillis@generalcatalyst.com